UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2008

ACTIGA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52323
(Commission File Number)

39-2059213
(IRS Employer Identification No.)

871 Marlborough Avenue, Suite 100, Riverside CA 92507
(Address of principal executive offices and Zip Code)

951-786-9474
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 25, 2008, QMotions Inc., (“QMotions”), a wholly-owned subsidiary of Actiga Corporation, entered into an XBOX 360 Accessory License Agreement (the “Agreement”) with Microsoft Corporation (“Microsoft”). Pursuant to the Agreement, Microsoft granted QMotions a personal, nonexclusive, nontransferable, royalty bearing, nonsublicensable license to incorporate certain Microsoft technology in products to be produced for use with Microsoft’s Xbox 360. Each licensed product produced by QMotions that contains Microsoft technology must satisfy Microsoft’s certifications and meet certain quality standards before being sold to the public. QMotions agreed to pay to Microsoft a flat fee for its license. QMotions also agreed to pay Microsoft royalties for every licensed product sold by QMotions for the Xbox 360. The term of the Agreement is two years from the day of execution, which term will automatically renew for successive one-year periods until the last year Microsoft distributes the Xbox 360 version console unless either party gives written notice of its intent not to renew no less than ninety days prior to the expiration of the initial or any subsequent renewal term.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release dated April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 1, 2008	ACTIGA CORPORATION

	By:	/s/ Dale Hutchins
Name: Dale Hutchins
Title: President